Exhibit 10.2

ADVISORY SERVICES AGREEMENT

This Advisory Services Agreement (the “Agreement”) is entered into this 18th day of July, 2005 by and between Ascendiant Capital Group LLC (hereinafter referred to as “Consultant”) and SmartVideo Technologies, Inc. (hereinafter referred to as “Client” or “Company”), collectively referred to as the “Parties,” with reference to the following terms:

Preliminary Statement: The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate strategic and financial development, and to advise the Client in business and financial matters, and is therefore willing to engage Consultant upon the terms and conditions set forth herein. Consultant desires to be assured, and Client desires to assure Consultant, that Consultant will be paid the consideration described herein and said consideration once paid will be nonrefundable, regardless of the circumstances.

Consultant agrees to be engaged and retained by Client upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.
Engagement. Client hereby engages Consultant and Consultant hereby accept the engagement to become Consultant to Client and, as requested and applicable, to render such assistance, advice, consultation, information, and services to the Officers and/or Directors of Client regarding general business matters including, but not limited to the following: Business Strategy, Strategic Alliances, Mergers and Acquisitions, Stock Option Plans, Corporate Governance, and analysis regarding Qualification for National Stock Exchanges.

1.1.
Additional Duties. Client and Consultant shall mutually agree, in writing, for any additional duties that Consultant may provide to Client for compensation paid or payable by Client under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

1.2.
Standard of Performance. Consultant shall devote such time and efforts to the affairs of the Client as is reasonably necessary to render the services contemplated by this Agreement. Any work or task of Consultant provided for herein which requires Client to provide certain information to assist Consultant in completion of the work shall be excused (without effect upon any obligation of Client) until such time as Client has fully provided all information and cooperation necessary for Consultant to complete the work. The services of Consultant shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant, or other licensed professional. Consultant shall not make a market in Client’s securities, engage in stock promotion, or be part of a capital raising transaction. Consultant cannot guarantee results on behalf of Client, but shall use commercially reasonable efforts in providing the services listed above.

2.
Compensation to Consultant. The engagement compensation to Consultant shall be 750,000 shares of Client’s restricted common stock, par value $.001, with piggyback registration rights. The engagement compensation shall be delivered to Consultant within five (5) days of the signing of this Agreement. Note: Consultant shall have no obligation to perform any duties provided for herein if full payment is not received within the time described herein this Section 2. Furthermore, once paid, said engagement fee is nonrefundable regardless of the circumstances.

2.1.
Expenses. If the Client requests that Consultant travel outside of Southern California to perform the services described herein, Client shall reimburse Consultant for travel-related expenses and payment shall be made within seven (7) days of invoice. Notwithstanding the foregoing, all such expenses over $500 shall be pre-approved by the Client prior to being incurred.

2.2.
Additional Fees. Client and Consultant shall mutually agree upon any additional fees that Client may pay in the future for services rendered by Consultant under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

2.3.
Term/Termination. This Agreement shall be in effect for six (6) months from the date of the Agreement. Additional extensions may be negotiated as necessary at the mutual written consent of the Client and Consultant.

3.
Mergers and Acquisitions. Consultant will provide assistance to Client, as mutually agreed, in introducing and/or assisting Client in identifying, acquiring, merging, and/or divesting on a non-exclusive basis, assisting in due-diligence, recommending transaction terms and providing advice and assistance during negotiations, as needed. It is expressly understood that Consultant shall have no power to bind Client to any contract or transaction obligation.

If requested by Client in writing, Consultant will assist the Client with one or more parties who might be interested in (whether by way of merger, consolidation, asset purchase, technology license, or substantially similar transaction) either, (a) acquiring some or all of Client’s assets or, (b) selling some or all of their own assets to Client and/or, (c) entering into some form of strategic alliance with Client. In consideration of Consultant’s services, Client agrees to pay Consultant ten percent (10%) of the value of the transaction in the same ratio of cash and / or stock as the transaction. “Total value” shall include, but is not limited to cash, cash equivalents, stock, and the value of any consideration other than cash paid or received by Client. Should the transaction be with a party identified and introduced by Client, Client agrees to pay Consultant five percent (5%) of the total value of the transaction. For consultant to receive such compensation, Consultant and Client shall agree in writing to each merger and/or acquisition assignment(s) and related compensation due and payable to Consultant resulting from the successful completion of such transaction(s). Additionally, Client and Consultant agree that for any pre-existing initiatives relating to mergers and acquisitions, compensation arrangements will be negotiated separately and will be agreed to in writing by the Parties.

4.
Mutual Indemnification. Either Party agrees to indemnify and hold harmless the other against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by either Party or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

5.
Mutual Confidentiality. Consultant and Client each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. Consultant and Client shall each require their employees, agents, affiliates, other licensees, and others who will have access to the information through Consultant and Client respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity. Consultant will not, either during its engagement by the Client pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the Client or any of its affiliates in any way acquired or used by Consultant during its engagement by the Client. Confidential information, knowledge or data of the Client and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by Consultant or their representatives.

6.	Amendments and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Consultant and Client.

6.1
Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of either party hereunder cannot be assigned without the express written consent of the other party.

6.2
Governing Law; Venue. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. Client and Consultant agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be Orange County, California.

6.3
Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

6.4	Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

6.5	Facsimile Signatures. The Parties hereto agree that facsimile signatures may execute this Agreement and such signature shall be deemed originals.

7
Arbitration. All disputes, controversies, or differences between client, consultant, or any of their officers, directors, legal representatives, attorneys, accountants, agents or employees, or any customer or other person or entity, arising out of, in connection with or as a result of this agreement, shall be resolved through arbitration rather than through litigation. With respect to the arbitration of any dispute, the undersigned hereby acknowledge and agree that:

A.	Arbitration is final and binding on the parties;
B.	The parties waive their right to seek remedy in court, including their right to jury trial;
C.	Pre-arbitration discovery is generally more limited and different from court proceeding;
D.	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right of appeal or to seek modification of ruling by the arbitrators is strictly limited;
E.	This arbitration provision is specifically intended to include any and all statutory claims which might be asserted by any party;

F.
Each party hereby agrees to submit the dispute for resolution to the American Arbitration Association in Orange County, California within five (5) days after receiving a written request to do so from the other party;

G.	If either party fails to submit the dispute to arbitration on request, then the requesting party may commence an arbitration proceeding, but is under no obligation to do so;
H.	Any hearing scheduled after an arbitration is initialed shall take place in Orange County, California;
I.
If either party shall institute a court proceeding in an effort to resist arbitration and be unsuccessful in resisting arbitration or shall unsuccessfully contest the jurisdiction of any arbitration forum located in Orange County, California, over any matter which is the subject of this agreement, the prevailing party shall be entitled to recover from the losing party its legal fees and any out-of-pocket expenses incurred in connection with the defense of such legal proceeding or its efforts to enforce its rights to arbitration as provided for herein;

J.	The parties shall accept the decision of any award as being final and conclusive and agree to abide thereby;
K.	Any decision may be filed with any court as a basis for judgment and execution for collection.

8.	Representations, Warrants and Covenants. The Client represents, warrants and covenants to the Consultant as follows:

The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client’s Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.

The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

Consultant, on behalf of itself, and its affiliates, hereby covenants and agrees not to directly or indirectly, offer to "short sell", contract to "short sell", or otherwise "short sell" the Securities of the Client.

9.
Non-Circumvention. In and for valuable consideration, Client hereby agrees that Consultant may introduce (whether by written, oral, data, or other form of communication) Client to one or more opportunities, including, without limitation, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (hereinafter an “Opportunity” or “Opportunities”). Client further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of Consultant, and shall be treated as confidential and proprietary information by Client, its affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. Client shall not use such information, except in the context of any arrangement with Consultant in which Consultant is directly and actively involved, and never without Consultant’s prior written approval. Client further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though Consultant, without the prior written approval of Consultant. Consultant is relying on Client’s assent to these terms and their intent to be bound by the terms by evidence of their signature. Without Client’s signed assent to these terms, Consultant would not introduce any Opportunity or disclose any confidential information to Client as herein described.

10.
Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail; or (ii) overnight delivery with confirmation of delivery; or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

11.
Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.	Preliminary Statement. The Preliminary Statement is incorporated herein by this reference and made a material part of this Agreement.

13.
Entire Agreement. With respect to the services specific to this Agreement, this Agreement supersedes any and all other agreements, either oral or written, between the parties hereto. Each party to this Agreement acknowledges that no representation, inducements, promises or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement with respect to the services identified shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by all parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, all as of the day and year indicated above.

CONSULTANT:

/s/ Bradley J. Wilhite
Ascendiant Capital Group, LLC
By:      Bradley J. Wilhite
Its:      Managing Director
Date:   July 18, 2005

CLIENT:

SmartVideo Technologies, Inc.

/s/ Richard E. Bennett, Jr.
By:      Richard E. Bennett, Jr.
Its:      President & CEO
Date:  July 18, 2005